EDIA INFORMATION

Merchants Group, Inc., 250 Main Street, Buffalo, New York 14202

For Immediate Release

Contact: Thomas E. Kahn

Telephone: (314) 421-4600

** MERCHANTS GROUP CONSIDERS STRATEGIC PROPOSALS**

BUFFALO, N.Y., June 12, 2006 -- MERCHANTS GROUP, INC. (“MGI”) (AMEX-MGP) announced today that the Special Committee of the Board of Directors is considering proposals for a possible sale or merger of MGI.  The Special Committee has reviewed these proposals and has entered into discussions with selected interested parties.

On April 4, 2006, the Board of Directors of MGI announced the formation of a Special Committee to consider potential strategic transactions.  The Special Committee has appointed SFRi, LLC to act as its financial advisor.  Separately, MGI retained David R. Bradley as a consultant to assist the Special Committee regarding operational and transitional matters in its discussions with parties interested in a potential transaction with MGI.  Mr. Bradley has over 32 years experience in the insurance industry, most recently as Chief Executive Officer of United National Group Ltd. from 2003 to 2005.  Previously, Mr. Bradley served in various executive positions within The Hartford Financial Services Group, Inc.

In connection with the foregoing, MGI and Merchants Mutual Insurance Company (“Mutual”) have agreed to a temporary extension of the Investment and Cash Management Annex of the Services Agreement (“Investment Annex”).  The extension provides for a continuation of the Investment Annex on the existing terms and may be terminated by either party as of the end of any month upon no less than thirty (30) days notice.  MGI had previously submitted notice of termination of the Investment Annex to Mutual, and termination was to be effective as of June 30, 2006.

MGI and its wholly-owned operating subsidiary, Merchants Insurance Company of New Hampshire, Inc. (“MNH”), currently have no employees and operate under a Services Agreement with Mutual.  Under the Services Agreement, Mutual provides MGI and MNH with the facilities, management and personnel required to operate their day-to-day business.  The Services Agreement may be terminated by either party effective on or after December 31, 2007.

Other Information

Merchants Group, Inc., through its wholly-owned subsidiary Merchants Insurance Company of New Hampshire, Inc., offers property and casualty insurance through independent agents to individuals and businesses in the Northeast United States.  Merchants Group is headquartered in Buffalo, New York.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements made in this press release constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations and intentions.  Words such as “believes,” “forecasts,” “intends,” “possible,” “expects,” “anticipates,” “estimates,” or “plans,” and similar expressions are intended to identify forward-looking statements.  Such forward-looking statements involve certain assumptions, risks and uncertainties that include, but are not limited to, those associated with factors affecting the property-casualty insurance industry generally, including price competition, the Company’s dependence on state insurance departments for approval of rate increases, size and frequency of claims, escalating damage awards, natural disasters, fluctuations in interest rates and general business conditions; the Company's dependence on investment income; the geographic concentration of the Company's business in the northeastern United States and in particular in New York, New Hampshire, New Jersey, Rhode Island, Pennsylvania and Massachusetts; the adequacy of the Company's loss reserves; the Company’s dependence on the general reinsurance market; government regulation of the insurance industry; exposure to environmental claims; dependence of the Company on its relationship with Merchants Mutual Insurance Company and the other risks and uncertainties discussed or indicated in all documents filed by the Company with the Securities and Exchange Commission.  Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from any future results, performance, achievements or financial condition expressed or implied by the forward-looking statements.  The Company expressly disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.